UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 25, 2012
COLUMBIA BANKING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Washington	0-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 A Street Tacoma, WA		98402
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (253) 305-1900
(Former name or former address, if changed since last report.)
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to Vote of Security Holders.
Columbia Banking System, Inc.’s (the “Company”) 2012 Annual Shareholders’ Meeting was held on April 25, 2012. There were 39,670,534 shares outstanding and entitled to vote at the annual meeting; of those shares, 37,266,699 were present in person or by proxy. The following matters were voted upon at the 2012 Annual Meeting:

1.	The election of eleven directors to serve on the Board until the 2013 Annual Meeting or until their successors have been elected and have qualified;

2.	Proposal Number 2, an advisory (non-binding) resolution to approve the compensation of Columbia’s executive officers;

3.	Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The following is a summary of the voting results for the matters voted upon by the shareholders.

1.	Election of Directors

Director’s Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Melanie J. Dressel	33,776,614	425,172	16,845	3,048,068
John P. Folsom	33,645,925	551,968	20,738	3,048,068
Frederick M. Goldberg	33,679,493	515,820	23,318	3,048,068
Thomas M. Hulbert	33,105,465	1,087,854	25,312	3,048,068
Michelle M. Lantow	34,177,147	22,854	18,630	3,048,068
Thomas L. Matson	33,100,941	1,090,945	26,745	3,048,068
S. Mae Fujita Numata	34,181,164	18,479	18,988	3,048,068
Daniel C. Regis	34,044,444	149,388	24,799	3,048,068
Donald H. Rodman	33,082,570	1,101,262	34,799	3,048,068
William T. Weyerhaeuser	33,545,234	656,528	16,869	3,048,068
James M. Will	33,634,195	565,583	18,853	3,048,068

2.	Proposal Number 2, an Advisory (non-binding) Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,824,349	927,660	466,622	3,048,068

3.	Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,573,033	650,476	43,190	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.
Date: April 26, 2012	/s/ Gary R. Schminkey
Gary R. Schminkey Executive Vice President and Chief Financial Officer